UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 Twin Dolphin Drive, Suite 600

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CHRS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Collaboration Agreement

On February 1, 2021, Coherus BioSciences, Inc. (the “Company”) announced that the Company has entered into an Exclusive License and Commercialization Agreement (the “Collaboration Agreement”) with Shanghai Junshi Biosciences, Co., Ltd (“Junshi Biosciences”, HKEX: 1877; SSE: 688180) for the co-development and commercialization of toripalimab, Junshi Biosciences’ anti-PD-1 antibody in the United States and Canada. Under the Collaboration Agreement, the Company has also been granted two options and two rights of first negotiation with respect to additional programs (the “Collaboration”).

Stock Purchase Agreement

In connection with the Collaboration, the Company has entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Junshi Biosciences agreeing, subject to customary conditions, to acquire certain equity interests in the Company (the “Transaction”). Pursuant to the Stock Purchase Agreement, the Company has agreed to issue 2,491,988 unregistered shares of the Company’s common stock, $0.0001 par value (“Common Stock”), at a price per share of $20.0643, for an aggregate value of approximately $50 million, to Junshi Biosciences as a portion of the consideration for the Collaboration. A copy of the press release announcing the Stock Purchase Agreement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The above descriptions of the Collaboration Agreement and Stock Purchase Agreement are only a summary of the material terms of the Collaboration and Transaction, do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in its entirety by reference to each of the Collaboration Agreement and Stock Purchase Agreement, each of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company intends to issue the Common Stock in reliance upon the exemptions from registration afforded by Section 4(a)(2) and Rule 506 promulgated under the Securities Act of 1933, as amended. The issuance and sale is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

Item 7.01 Regulation FD Disclosure.

The information contained under Item 1.01 in this Report is incorporated here by reference. The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Security Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 1, 2021, the Company issued a press release announcing the Collaboration and its intention to discontinue the development of CHS-2020 (Eylea® biosimilar candidate) and direct capital and development resources to the toripalimab monotherapy and combinations program. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 1, 2021
99.2	Press Release dated February 2, 2021
104	Cover page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2021	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer